Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-106253 of Denbury Resources Inc. of our report dated March 3, 2003, appearing in the Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Dallas, Texas
December 29, 2003